UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2008

Assisted Living Concepts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-13498	93-1148702
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin		53051-2325
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-257-8888

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2008, Assisted Living Concepts, Inc. ("ALC") entered into an agreement (the "Amendment") to amend its $100 million revolving credit agreement with GE Healthcare Financial Services and other lenders (the "Revolving Credit Agreement") to allow ALC to borrow up to an additional $20 million under the Revolving Credit Agreement, bringing the size of the facility to $120 million.

ALC originally entered into the Revolving Credit Agreement in November 2006 when it became an independent, publicly traded company listed on the New York Stock Exchange. The Revolving Credit Agreement provides ALC with the ability to request that the size of the facility be increased by a total of $50 million at pricing to be negotiated at the time of the request. Under the Amendment, U.S. Bank National Association ("US Bank") agreed, and the other lenders consented, to allow US Bank to provide the additional $20 million of borrowing capacity with no change in pricing terms. Following the Amendment, ALC retains the ability to request a further increase of up to $30 million in borrowing capacity under the Revolving Credit Agreement.

In addition, the Amendment (i) clarifies certain affirmative covenants relating to the maintenance of licenses so that such covenants only apply to circumstances where the failure to maintain the license could reasonably be expected to have a Material Adverse Effect (as defined in the Revolving Credit Agreement) and (ii) permits ALC to incur additional secured Indebtedness to the extent that such Indebtedness is not secured by a Lien on any Collateral (as such terms are defined in the Revolving Credit Agreement).

As of August 22, 2008, ALC had outstanding borrowings of $45 million under the Revolving Credit Agreement and, with the additional availability provided by the Amendment, had available borrowings under the Revolving Credit Agreement of $75 million.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment, dated as of August 22, 2008, to Credit Agreement dated as of November 10, 2006 among Assisted Living Concepts, Inc., the Lenders (as defined in the Credit Agreement), and General Electric Credit Corporation.

99.1 Press release, dated August 22, 2008, issued by Assisted Living Concepts, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assisted Living Concepts, Inc.

August 22, 2008	By:	/s/ John Buono

Name: John Buono
Title: Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment, dated as of August 22, 2008, to Credit Agreement dated as of November 10, 2006 among Assisted Living Concepts, Inc., the Lenders (as defined in the Credit Agreement), and General Electric Credit Corporation
99.1	Press release, dated August 22, 2008, issued by Assisted Living Concepts, Inc.